Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy Group, LLC
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY GROUP, LLC REPORTS OPERATING AND FINANCIAL

RESULTS FOR THE THIRD QUARTER 2015

Pittsburgh, PA – November 9, 2015 - Atlas Energy Group, LLC (NYSE: ATLS) (“Atlas Energy”, the “Company” or “ATLS”) today reported operating and financial results for the third quarter 2015.

•	Atlas Energy’s Distributable Cash Flow, a non-GAAP measure, was approximately $6.0 million(1), or $0.23 per common unit, in the third quarter 2015, compared to $5.0 million, or $0.19 per common unit, in the second quarter 2015. The increase in Distributable Cash Flow was in part due to a higher amount of cash received from the Company’s investment in Lightfoot Capital Partners due to the distribution of funds from the prior sale of certain assets.

•	Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, paid monthly cash distributions totaling $0.325 per common limited partner unit for the third quarter 2015 at a distribution coverage ratio of approximately 0.9x. On October 28, 2015, ARP announced the September 2015 monthly distribution of $0.1083 per common unit ($1.30 per unit on an annualized basis), which will be paid on November 13, 2015 to unitholders of record as of November 9, 2015.

•	ATLS received approximately $0.6 million in management fees and cash distributions during the third quarter 2015 from its E&P development subsidiary, Atlas Growth Partners, L.P. (“AGP”). AGP raised approximately $233 million in investor capital in its most recent fundraising which closed on June 30, 2015.

•	ATLS received $1.4 million in cash distributions in the third quarter 2015 from Arc Logistics Partners, LP (NYSE: ARCX), a master limited partnership of which approximately 16% of its general partner is owned by ATLS through the Company’s interest in Lightfoot Capital Partners. In October 2015, ARCX announced a quarterly cash distribution of $0.44 per common unit for the third quarter 2015, a 3.5% increase from the second quarter 2015 and 7.5% higher than the prior year comparable quarter.

•	On a GAAP basis, net loss was $582.3 million for the third quarter 2015, compared with a loss of $59.5 million for the second quarter 2015 and a net loss of $4.3 million in the prior year third quarter. Net loss in the current period was principally due to non-cash expenses at ARP, specifically an asset impairment charge on certain of ARP’s oil and gas properties due to recent declines in forward commodity prices, partially offset by the mark-to-market gains recognized in the current quarter from ARP’s financial hedge positions.

ATLS owns 100% of ARP’s general partner Class A units and incentive distribution rights, and an approximate 23% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as an adjustment to net income in ATLS’ consolidated statements of operations and as a component of unitholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP third quarter 2015 earnings release for additional details on its financial results.

ATLS Term Loan Refinancing

On August 10, 2015, ATLS entered into an agreement for a new term loan facility maturing in August 2020. The new facility refinanced the Company’s existing term loan and had an initial balance of $82.7 million at an interest rate of LIBOR (floor of 1%) plus 7%. At September 30, 2015, $82.7 million was outstanding under the Term Loan Facility.

ARP’s Third Quarter 2015 Highlights

•	ARP’s average net daily production for the third quarter 2015 was 264.2 million cubic feet equivalents per day (“Mmcfed”), as compared to 270.8 Mmcfed for the second quarter 2015. ARP’s third quarter 2015 production was comprised of 82% natural gas, 11% oil and 7% natural gas liquids (“NGL”). ARP connected two Mississippi Lime wells during the third quarter, and now operates 27 wells in the Eagle Ford shale. ARP is currently connecting additional wells on its Eagle Ford position and expects oil volumes to increase into 2016 as a result of its activity.

•	ARP’s net realized price for natural gas including the effect of hedge positions was $3.30 per thousand cubic feet (“mcf”) for the third quarter 2015, compared to $3.33/mcf for the second quarter 2015. Net realized oil prices including the effect of hedge positions averaged $88.42 per barrel (“bbl”) for the third quarter 2015, compared to $83.19/bbl for the second quarter 2015. ARP was hedged approximately 71% on its natural gas production and approximately 100% on its oil production in the third quarter 2015.

•	Lease operating expenses decreased 6% from the second quarter 2015 to $1.30/mcf, and overall production costs of $1.74/mcf in the third quarter 2015 were 22% lower than the prior year comparable quarter. The decrease in expenses is due to ARP’s ongoing production cost-reduction efforts, namely focused on water disposal, compression and fuel costs.

•	Investment partnership margin was approximately $12.0 million in the third quarter 2015, compared with $6.7 million for the second quarter 2015. The increase in investment partnership margin was due to increased deployment of partnership capital during the current quarter, which generated higher fee income, specifically Administration and Oversight Fees realized from the drilling of new investment program wells.

AGP’s Third Quarter 2015 Highlights

AGP had net daily production of over 6,400 Mmcfed in the third quarter 2015, compared to average daily net production of approximately 2,800 Mmcfed in the second quarter 2015. AGP connected two additional wells in the Eagle Ford shale during the current quarter.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to AGP and ARP, was $2.6 million for the third quarter 2015, compared to $2.0 million for the second quarter 2015. The increase in expense from the prior quarter was due primarily to the timing of certain employee benefit costs. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense was $1.8 million for the third quarter 2015, compared to $2.3 million for the second quarter 2015. ATLS had approximately $82.7 million of debt on its consolidated balance sheet at September 30, 2015, and a cash position of approximately $14.3 million.

*  *  *

ATLS will be discussing its third quarter 2015 results on an investor call with management on Tuesday, November 10, 2015 at 9:00 a.m. Eastern Time. Interested parties are invited to access the live webcast the investor call by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the ARP website and telephonically beginning at approximately 1:00 p.m. ET on November 10, 2015 by dialing (855) 859-2056, passcode: 66843641.

Atlas Energy Group, LLC (NYSE: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 23% limited partner interest in its upstream oil & gas subsidiary,

Atlas Resource Partners, L.P.; a general partner interest, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 producing natural gas and oil wells, located primarily in Appalachia, the Eagle Ford Shale (TX), the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), the Black Warrior Basin (AL), the Arkoma Basin (OK) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit ARP’s website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ and its subsidiaries’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and its subsidiaries’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ and ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY GROUP, LLC AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Gas and oil production	$94,612	$130,937	$300,249	$342,456
Well construction and completion	23,054	61,204	63,665	126,917
Gathering and processing	1,685	3,061	6,046	11,287
Administration and oversight	5,495	6,177	7,301	12,072
Well services	5,842	6,597	18,568	18,441
Gain on mark-to-market derivatives	131,777	—	210,466	—
Other, net	369	613	585	1,167

Total revenues	262,834	208,589	606,880	512,340

Costs and expenses:
Gas and oil production	42,300	52,004	131,908	134,590
Well construction and completion	20,046	53,221	55,361	110,363
Gathering and processing	2,473	3,214	7,406	11,900
Well services	2,398	2,617	6,735	7,525
General and administrative	21,704	17,299	82,037	63,487
Depreciation, depletion and amortization	43,311	65,068	131,043	177,513
Asset impairment	679,537	—	679,537	—

Total costs and expenses	811,769	193,423	1,094,027	505,378

Operating income (loss)	(548,935)	15,166	(487,147)	6,962

Loss on asset sales and disposal	(362)	(92)	(276)	(1,683)
Loss on extinguishment of debt	(4,726)	—	(4,726)	—
Interest expense	(28,290)	(19,423)	(96,228)	(51,474)

Net loss	(582,313)	(4,349)	(588,377)	(46,195)
Preferred unitholders’ dividends	(1,009)	—	(2,346)	—
Loss attributable to non-controlling interests	439,969	5,137	420,411	33,828

Net income (loss) attributable to unitholders’/owner’s interests	$(143,353)	$788	$(170,312)	$(12,367)

Allocation of net income (loss) attributable to unitholders’/owner’s interests:
Portion applicable to owner’s interest (period prior to the transfer of assets on February 27, 2015)	$—	$788	$(10,475)	$(12,367)
Portion applicable to unitholders’ interest (period subsequent to the transfer of assets on February 27, 2015)	(143,353)	—	(159,837)	—

Net income (loss) attributable to unitholders’/owner’s interests	$(143,353)	$788	$(170,312)	$(12,367)

Net income (loss) attributable to unitholders per common unit:
Basic	$(5.51)	$—	$(6.15)	$—

Diluted	$(5.51)	$—	$(6.15)	$—

Weighted average common units outstanding:
Basic	26,011	—	26,011	—

Diluted	26,011	—	26,011	—

ATLAS ENERGY GROUP, LLC AND SUBSIDIARIES

COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$54,950	$58,358
Accounts receivable	91,706	115,290
Advances to affiliates	—	4,389
Current portion of derivative asset	147,021	144,259
Subscriptions receivable	23,054	32,398
Prepaid expenses and other	26,022	26,789

Total current assets	342,753	381,483

Property, plant and equipment, net	1,659,358	2,419,289
Intangible assets, net	515	691
Goodwill, net	13,639	13,639
Long-term derivative asset	206,142	130,602
Other assets, net	83,454	80,611

	$2,305,861	$3,026,315

LIABILITIES AND UNITHOLDERS’/OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$—	$1,500
Accounts payable	85,792	123,670
Liabilities associated with drilling contracts	—	40,611
Accrued interest	11,428	26,479
Accrued well drilling and completion costs	65,629	92,910
Accrued liabilities	87,272	170,786

Total current liabilities	250,121	455,956

Long-term debt, less current portion	1,587,747	1,541,085
Asset retirement obligations and other	122,982	114,059

Commitments and contingencies

Unitholders’/owner’s equity:
Common unitholders’ equity	(34,624)	—
Series A preferred equity	38,393	—
Owner’s equity	—	147,308
Accumulated other comprehensive income	10,388	54,008

	14,157	201,316
Non-controlling interests	330,854	713,899

Total unitholders’/owner’s equity	345,011	915,215

	$2,305,861	$3,026,315

ATLAS ENERGY GROUP, LLC

Financial and Operating Highlights

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to unitholders per common unit - basic	$(5.51)	$—	$(6.15)	$—

Production volume: (1)(2)
ATLAS GROWTH:
Natural gas (Mcfd)	574	770	594	656
Oil (Bpd)	885	111	566	121
Natural gas liquids (Bpd)	91	104	84	85

Total (Mcfed)	6,426	2,058	4,497	1,887

ATLAS RESOURCE:
Natural gas (Mcfd)	216,414	245,996	221,159	237,503
Oil (Bpd)	4,842	4,598	5,220	2,761
Natural gas liquids (Bpd)	3,121	4,048	3,266	3,722

Total (Mcfed)	264,196	297,876	272,077	276,403

TOTAL:
Natural gas (Mcfd)	216,988	246,766	221,753	238,158
Oil (Bpd)	5,727	4,710	5,786	2,882
Natural gas liquids (Bpd)	3,212	4,152	3,350	3,807

Total (Mcfed)	270,623	299,934	276,574	278,290

Average realized sales prices:(2)
ATLAS GROWTH:
Natural gas (per Mcf)	$2.63	$3.92	$2.65	$4.22
Oil (per Bbl) (4)	$47.14	$92.96	$48.39	$93.52
Natural gas liquids (per Bbl)	$11.88	$32.44	$12.63	$31.45
ATLAS RESOURCE:
Natural gas (per Mcf) (3)	$3.30	$3.56	$3.41	$3.79
Oil (per Bbl)(4)	$88.42	$90.18	$83.99	$89.71
Natural gas liquids (per Bbl) (5)	$21.42	$32.21	$22.17	$30.54

Production costs per Mcfe:(2)(6)
ATLAS GROWTH:
Lease operating expenses per Mcfe	$0.81	$2.71	$0.99	$2.51
Production taxes per Mcfe	0.31	0.52	0.32	0.50
Transportation and compression expenses per Mcfe	0.07	—	0.06	—

Total production costs per Mcfe	$1.20	$3.24	$1.37	$3.01

ATLAS RESOURCE:
Lease operating expenses per Mcfe	$1.30	$1.37	$1.34	$1.26
Production taxes per Mcfe	0.19	0.30	0.20	0.27
Transportation and compression expenses per Mcfe	0.24	0.23	0.24	0.26

Total production costs per Mcfe	$1.74	$1.89	$1.78	$1.79

TOTAL:
Lease operating expenses per Mcfe	$1.29	$1.37	$1.33	$1.26
Production taxes per Mcfe	0.19	0.30	0.20	0.27
Transportation and compression expenses per Mcfe	0.24	0.23	0.23	0.26

Total production costs per Mcfe	$1.72	$1.90	$1.77	$1.80

(1)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which AGP and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(2)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(3)	ARP’s average sales prices for natural gas before the effects of financial hedging were $2.28 per Mcf and $3.48 per Mcf for the three months ended September 30, 2015 and 2014, respectively, and $2.32 per Mcf and $4.05 per Mcf for the nine months ended September 30, 2015 and 2014, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.25 per Mcf ($2.23 per Mcf before the effects of financial hedging) and $3.50 per Mcf ($3.43 per Mcf before the effects of financial hedging) for the three months ended September 30, 2015 and 2014, respectively, and $3.35 per Mcf ($2.27 per Mcf before the effects of financial hedging) and $3.69 per Mcf ($3.97 per Mcf before the effects of financial hedging) for the nine months ended September 30, 2015 and 2014, respectively.
(4)	AGP’s average sales price for oil before the effects of financial hedging was $44.72 per barrel and $92.96 per barrel for the three months ended September 30, 2015 and 2014, respectively, and $47.09 per barrel and $93.52 per barrel for the nine months ended September 30, 2015 and 2014, respectively. ARP’s average sales prices for oil before the effects of financial hedging were $43.25 per barrel and $91.08 per barrel for the three months ended September 30, 2015 and 2014, respectively, and $46.74 per barrel and $93.45 per barrel for the nine months ended September 30, 2015 and 2014, respectively.
(5)	ARP’s average sales prices for natural gas liquids before the effects of financial hedging were $11.01 per barrel and $32.18 per barrel for the three months ended September 30, 2015 and 2014, respectively, and $13.00 per barrel and $32.16 per barrel for the nine months ended September 30, 2015 and 2014, respectively.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.28 per Mcfe ($1.71 per Mcfe for total production costs) and $1.35 per Mcfe ($1.88 per Mcfe for total production costs) for the three months ended September 30, 2015 and 2014, respectively, and $1.32 per Mcfe ($1.75 per Mcfe for total production costs) and $1.23 per Mcfe ($1.76 per Mcfe for total production costs) for the nine months ended September 30, 2015 and 2014, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.27 per Mcfe ($1.70 per Mcfe for total production costs) and $1.36 per Mcfe ($1.88 per Mcfe for total production costs) for the three months ended September 30, 2015 and 2014, respectively, and $1.31 per Mcfe ($1.75 per Mcfe for total production costs) and $1.24 per Mcfe ($1.77 per Mcfe for total production costs) for the nine months ended September 30, 2015 and 2014, respectively.

ATLAS ENERGY GROUP, LLC

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30
	2015	2014	2015	2014
Reconciliation of net loss to non-GAAP measures(1):
Net loss	$(582,313)	$(4,349)	$(588,377)	$(46,195)
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(15,794)	(4,291)	(42,915)
Atlas Resource net (income) loss attributable to unitholders	129,501	(4,371)	114,484	(1,326)
Atlas Resource cash distributions earned by ATLS(3)	9,407	18,720	28,114	54,564
Atlas Growth net (income) loss attributable to unitholders	217	147	231	485
Atlas Growth cash distributions earned by ATLS(3)	127	51	287	133
Non-recurring spinoff and acquisition costs	651	—	17,825	77
Amortization of deferred finance costs and predecessor Term Loan interest expense	1,308	323	16,024	941
Non-cash stock compensation expense	2,375	—	3,321	—
Gain on asset sales and disposal	—	—	—	(3)
Loss on extinguishment of debt	4,726	—	4,726	—
Preferred unit distributions	(1,009)	—	(2,346)	—
Other non-cash adjustments	1,052	136	1,736	411
Loss attributable to non-controlling interests	439,969	5,137	420,411	33,828

Distributable Cash Flow attributable to unitholders(1)	$6,011	$—	$12,145	$—

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$8,723	$14,580	$26,172	$43,325
Series A Preferred Units (2%)	684	1,074	1,942	3,003
Incentive Distribution Rights	—	3,066	—	8,236

Total Atlas Resource Cash Distributions Earned(3)	9,407	18,720	28,114	54,564

per limited partner unit	$0.325	$0.590	$0.975	$1.753

Atlas Growth Cash Distributions Earned(3)	127	51	287	133

Total Cash Distributions Earned	9,534	18,771	28,401	54,697

Cash general and administrative expenses(4)	(2,601)	(1,103)	(7,962)	(5,763)
Other, net	1,863	649	3,428	1,486

Adjusted EBITDA(1)	8,796	18,317	23,867	50,420
Cash interest expense(5)	(1,776)	(2,523)	(5,085)	(7,505)
Preferred unit distributions	(1,009)	—	(2,346)	—

Distributable Cash Flow(1)	$6,011	$15,794	$16,436	$42,915
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(15,794)	(4,291)	(42,915)

Distributable Cash Flow attributable to unitholders(1)	$6,011	$—	$12,145	$—

(1)	EBITDA and Distributable Cash Flow is relevant and useful, because they help ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’ management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	Viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its debt facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and AGP within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the spin-off assets for all periods prior to its spin-off date of February 27, 2015.
(3)	Represents the cash distribution paid by ARP and AGP within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(5)	Excludes non-cash amortization of deferred financing costs.

ATLAS ENERGY GROUP, LLC

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	September 30, 2015
	Atlas Energy	Atlas Resource	Consolidated
Total debt	$82,700	$1,505,047	$1,587,747
Less: Cash	(52,532)	(2,418)	(54,950)

Total net debt	30,168	1,502,629	1,532,797

Unitholders’ equity	164,689	244,877	345,011	(1)

Total capitalization	$194,857	$1,747,506	$1,877,808

Ratio of net debt to capitalization	0.15x

(1)	Net of eliminated amounts.

	December 31, 2014
	Atlas Energy	Atlas Resource	Consolidated
Total debt	$148,125	$1,394,460	$1,542,585
Less: Cash	(43,111)	(15,247)	(58,358)

Total net debt	105,014	1,379,213	1,484,227

Owner’s equity	267,637	947,537	915,215	(2)

Total capitalization	$372,651	$2,326,750	$2,399,442

Ratio of net debt to capitalization	0.28x

(2)	Net of eliminated amounts.

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$3,878	$90,734	$—	$94,612
Well construction and completion	—	23,054	—	23,054
Gathering and processing	—	1,685	—	1,685
Administration and oversight	—	5,495	—	5,495
Well services	—	5,842	—	5,842
Gain on mark-to-market derivatives	712	131,065	—	131,777
Other, net	349	20	—	369

Total revenues	4,939	257,895	—	262,834

Costs and expenses:
Gas and oil production	709	41,591	—	42,300
Well construction and completion	—	20,046	—	20,046
Gathering and processing	—	2,473	—	2,473
Well services	—	2,398	—	2,398
General and administrative	7,726	13,978	—	21,704
Depreciation, depletion and amortization	2,848	40,463	—	43,311
Asset impairment	7,291	672,246	—	679,537

Total costs and expenses	18,574	793,195	—	811,769

Operating loss	(13,635)	(535,300)	—	(548,935)

Loss on asset sales and disposal	—	(362)	—	(362)
Loss on extinguishment of debt	(4,726)	—	—	(4,726)
Interest expense	(3,098)	(25,192)	—	(28,290)

Net loss	(21,459)	(560,854)	—	(582,313)
Preferred unitholders’ dividends	(1,009)	—	—	(1,009)
Loss attributable to non-controlling interests	—	—	439,969	439,969

Net loss attributable to unitholders	$(22,468)	$(560,854)	$439,969	$(143,353)

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2014

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$1,538	$129,399	$—	$130,937
Well construction and completion	—	61,204	—	61,204
Gathering and processing	—	3,061	—	3,061
Administration and oversight	—	6,177	—	6,177
Well services	—	6,597	—	6,597
Other, net	352	261	—	613

Total revenues	1,890	206,699	—	208,589

Costs and expenses:
Gas and oil production	613	51,391	—	52,004
Well construction and completion	—	53,221	—	53,221
Gathering and processing	—	3,214	—	3,214
Well services	—	2,617	—	2,617
General and administrative	4,175	13,124	—	17,299
Depreciation, depletion and amortization	490	64,578	—	65,068

Total costs and expenses	5,278	188,145	—	193,423

Operating income (loss)	(3,388)	18,554	—	15,166

Loss on asset sales and disposal	—	(92)	—	(92)
Interest expense	(2,846)	(16,577)	—	(19,423)

Net income (loss)	(6,234)	1,885	—	(4,349)
Loss attributable to non-controlling interests	—	—	5,137	5,137

Net income (loss) attributable to owner	$(6,234)	$1,885	$5,137	$788

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$8,006	$292,243	$—	$300,249
Well construction and completion	—	63,665	—	63,665
Gathering and processing	—	6,046	—	6,046
Administration and oversight	—	7,301	—	7,301
Well services	—	18,568	—	18,568
Gain on mark-to-market derivatives	760	209,706	—	210,466
Other, net	505	80	—	585

Total revenues	9,271	597,609	—	606,880

Costs and expenses:
Gas and oil production	1,684	130,224	—	131,908
Well construction and completion	—	55,361	—	55,361
Gathering and processing	—	7,406	—	7,406
Well services	—	6,735	—	6,735
General and administrative	37,637	44,400	—	82,037
Depreciation, depletion and amortization	5,095	125,948	—	131,043
Asset impairment	7,291	672,246	—	679,537

Total costs and expenses	51,707	1,042,320	—	1,094,027

Operating loss	(42,436)	(444,711)	—	(487,147)

Loss on asset sales and disposal	—	(276)	—	(276)
Loss on extinguishment of debt	(4,726)	—	—	(4,726)
Interest expense	(21,123)	(75,105)	—	(96,228)

Net loss	(68,285)	(520,092)	—	(588,377)
Preferred unitholders’ dividends	(2,346)	—	—	(2,346)
Loss attributable to non-controlling interests	—	—	420,411	420,411

Net loss attributable to unitholders/owner	$(70,631)	$(520,092)	$420,411	$(170,312)

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2014

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$4,563	$337,893	$—	$342,456
Well construction and completion	—	126,917	—	126,917
Gathering and processing	—	11,287	—	11,287
Administration and oversight	—	12,072	—	12,072
Well services	—	18,441	—	18,441
Other, net	824	343	—	1,167

Total revenues	5,387	506,953	—	512,340

Costs and expenses:
Gas and oil production	1,552	133,038	—	134,590
Well construction and completion	—	110,363	—	110,363
Gathering and processing	—	11,900	—	11,900
Well services	—	7,525	—	7,525
General and administrative	12,593	50,894	—	63,487
Depreciation, depletion and amortization	1,436	176,077	—	177,513

Total costs and expenses	15,581	489,797	—	505,378

Operating income (loss)	(10,194)	17,156	—	6,962

Gain (loss) on asset sales and disposal	3	(1,686)	—	(1,683)
Interest expense	(8,446)	(43,028)	—	(51,474)

Net loss	(18,637)	(27,558)	—	(46,195)
Loss attributable to non-controlling interests	—	—	33,828	33,828

Net loss attributable to owner	$(18,637)	$(27,558)	$33,828	$(12,367)

ATLAS ENERGY GROUP, LLC

COMBINED CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

September 30, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$52,532	$2,418	$—	$54,950
Accounts receivable	5,448	89,402	(3,144)	91,706
Receivable from (advances from) affiliates	(1,178)	1,178	—	—
Current portion of derivative asset	399	146,622	—	147,021
Subscriptions receivable	—	23,054	—	23,054
Prepaid expenses and other	615	25,407	—	26,022

Total current assets	57,816	288,081	(3,144)	342,753

Property, plant and equipment, net	124,640	1,534,718	—	1,659,358
Intangible assets, net	—	515	—	515
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	163	205,979	—	206,142
Investment in subsidiaries	67,699	—	(67,699)	—
Other assets, net	26,484	53,826	3,144	83,454

	$276,802	$2,096,758	$(67,699)	$2,305,861

LIABILITIES AND UNITHOLDERS’ EQUITY

Current liabilities:
Accounts payable	3,583	82,209	—	85,792
Accrued interest	643	10,785	—	11,428
Accrued well drilling and completion costs	9,329	56,300	—	65,629
Accrued liabilities	9,965	80,451	(3,144)	87,272

Total current liabilities	23,520	229,745	(3,144)	250,121

Long-term debt, less current portion	82,700	1,505,047	—	1,587,747
Asset retirement obligations and other	5,893	117,089	—	122,982

Unitholders’ equity:
Common unitholders’ equity	(34,624)	—	—	(34,624)
Series A preferred equity	38,393	—	—	38,393
Partners’ capital	—	198,475	(198,475)	—
Accumulated other comprehensive income	10,388	46,402	(46,402)	10,388

	14,157	244,877	(244,877)	14,157
Non-controlling interests	150,532	—	180,322	330,854

Total unitholders’ equity	164,689	244,877	(64,555)	345,011

	$276,802	$2,096,758	$(67,699)	$2,305,861

ATLAS ENERGY GROUP, LLC

COMBINED CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2014

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$43,111	$15,247	$—	$58,358
Accounts receivable	7,007	114,520	(6,237)	115,290
Receivable from (advances to) affiliates	6,638	(2,249)	—	4,389
Current portion of derivative asset	—	144,259	—	144,259
Subscriptions receivable	—	32,398	—	32,398
Prepaid expenses and other	493	26,296	—	26,789

Total current assets	57,249	330,471	(6,237)	381,483

Property, plant and equipment, net	155,469	2,263,820	—	2,419,289
Intangible assets, net	—	691	—	691
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	—	130,602	—	130,602
Investment in subsidiaries	306,196	—	(306,196)	—
Other assets, net	24,293	50,081	6,237	80,611

	$543,207	$2,789,304	$(306,196)	$3,026,315

LIABILITIES AND OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$1,500	$—	$—	$1,500
Accounts payable	12,472	111,198	—	123,670
Liabilities associated with drilling contracts	—	40,611	—	40,611
Accrued interest	27	26,452	—	26,479
Accrued well drilling and completion costs	12,506	80,404	—	92,910
Accrued liabilities	98,364	78,659	(6,237)	170,786

Total current liabilities	124,869	337,324	(6,237)	455,956

Long-term debt, less current portion	146,625	1,394,460	—	1,541,085
Asset retirement obligations and other	4,076	109,983	—	114,059

Owner’s equity:
Owner’s equity	147,308	—	—	147,308
Partners’ capital	—	756,066	(756,066)	—
Accumulated other comprehensive income	54,008	191,471	(191,471)	54,008

	201,316	947,537	(947,537)	201,316
Non-controlling interests	66,321	—	647,578	713,899

Total owner’s equity	267,637	947,537	(299,959)	915,215

	$543,207	$2,789,304	$(306,196)	$3,026,315

ATLAS ENERGY GROUP, LLC

Ownership Interests Summary

Atlas Energy Ownership Interests as of November 9, 2015:	Amount	Overall Ownership Interest Percentage
ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	19.8%
Preferred units	3,749,986	3.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		25.3%

ATLAS GROWTH:
General partner interest	80.0%	2.0%
Common units	500,010	2.1%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Atlas Growth		4.1%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%